AMENDMENT NO. 2 TO OPERATING AGREEMENT
                     --------------------------------------

     This Amendment No.2 ("Amendment") dated as of January 7, 2002 to the Operating Agreement of MILPI Holdings, LLC (the "Company") dated as of December 13, 2000 (the "Operating Agreement"), is made by and among the persons listed on the signature page hereto (such persons and their respective successors in office or interest being hereafter referred to individually as a "Member" or collectively as the "Members").

          WHEREAS, pursuant to the Operating Agreement, each Member has agreed to make capital contributions to the Company at such times and in such amounts as may be requested and in accordance with the capital contribution percentages set forth in Schedule A to the Operating Agreement; and

          WHEREAS, the Members desire to amend the contribution percentages set forth in Schedule A to the Operating Agreement.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

          1.     Amendment  of  Schedule A.  Schedule A is hereby amended in its
                 -------------------------
entirety  and  replaced  with  the  new  form  of  Schedule  A  attached hereto.

          2.     No Other Amendments.  Except as expressly set forth herein, all
                 -------------------
terms and provisions of the Operating Agreement shall remain unchanged and in full force and effect.

          3.     Defined  Terms.  Capitalized  terms  used in this Amendment but
                 --------------
not otherwise defined herein shall have the respective meanings ascribed to them in the Operating Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

AFG  INVESTMENT  TRUST  A
     By:  AFG  ASIT  Corporation,  its  Managing  Trustee
By:
Name:  James  A.  Coyne
Title:  Senior  Vice  President

AFG  INVESTMENT  TRUST  B
By:  AFG  ASIT  Corporation,  its  Managing  Trustee


By:
Name:  James  A.  Coyne
Title:  Senior  Vice  President

AFG  INVESTMENT  TRUST  C
     By:  AFG  ASIT  Corporation,  its  Managing  Trustee
By:
Name:  James  A.  Coyne
Title:  Senior  Vice  President

AFG  INVESTMENT  TRUST  D
     By:  AFG  ASIT  Corporation,  its  Managing  Trustee
By:
Name:  James  A.  Coyne
Title:  Senior  Vice  President

                               MILPI HOLDINGS, LLC

                                   SCHEDULE A

                                     MEMBERS

                                                            Initial Capital   Revised      Total
Name and                Initial Capital   Initial Capital   Contribution      Capital      Membership
Address of Member*      Commitment        Contribution      Percentage (1)    Commitment   Interest (2)
----------------------  ----------------  ----------------  ----------------  -----------  ------------
AFG Investment Trust A  $      3,000,000  $        200,000               10%  $ 2,177,572         8.33%
AFG Investment Trust B  $      6,000,000  $        400,000               20%  $ 4,355,144        16.66%
AFG Investment Trust C  $     10,200,000  $        680,000               34%  $ 9,802,944        37.50%
AFG Investment Trust D  $     10,800,000  $        720,000               36%  $ 9,802,944        37.50%
   TOTAL                $     30,000,000  $      2,000,000              100%  $26,138,604       100.00%













*     Address for each of the Trusts is 88 Broad Street, Sixth Floor, Boston, MA
02110

(1) Represents the capital contribution percentage for the Initial Capital Contribution made on or about December 21, 2000 and for the second capital contribution made on or about February 7, 2001.

(2) Represents the membership interests of the Members from and after the time of the third capital contribution.